UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2004

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(503) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2004, the board of directors of StanCorp Financial Group, Inc. approved a new director compensation schedule that will commence on January 1, 2005. Each director who is not an employee of StanCorp or Standard Insurance Company receives an annual retainer fee of $45,000 and a $1,250 meeting fee for each committee meeting attended. Each chair of a board committee receives an additional annual retainer fee of $5,000. The lead director receives a premium retainer fee of $25,000 for a total annual retainer fee of $70,000. All cash compensation will be paid quarterly. The retainer fee is to be paid 66.7% in cash and 33.3% in unrestricted common stock. Additionally, each director receives an annual option to purchase 4,000 shares of common stock at fair market value on the date of grant.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 3, 2004, Nanci W. Werts resigned as principal accounting officer to accept another position with Standard Insurance Company. Cindy J. McPike, Senior Vice President and Chief Financial Officer, will supervise this function pending the appointment of a permanent controller and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.
Dated: December 1, 2004
/s/ CINDY J. MCPIKE
Cindy J. McPike
Senior Vice President and
Chief Financial Officer